BANK OF MARIN BANCORP

EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-144807, No. 333-144808, No. 333-144809, and No. 333-144810 on Form S-8 and Registration Statement No. 333-156782 and No. 333- 162686 on Form S-3 of our report dated March 15, 2010, relating to the consolidated financial statements and the effectiveness of internal controls over financial reporting, appearing in this Annual Report on Form 10-K of Bank of Marin Bancorp for the year ended December 31, 2009.

/s/ Moss Adams LLP
Stockton, California
March 15, 2010